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Exhibit 4.5

Rights Certificate Number		CUSIP Number
Maximum Shares Available Basic Subscription Privilege	Class B Rights	Record Date

UNITEDGLOBALCOM, INC.
RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF CLASS B COMMON STOCK FOR HOLDERS OF RECORD OF CLASS B COMMON STOCK ON                        , 2004.

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                            , 2004, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION TIME").

        UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), is conducting a rights offering (the "Rights Offering"), which entitles the holders of Class A common stock, par value $.01 per share ("Class A Common Stock"), of the Company to receive one transferable subscription right for each share of Class A Common Stock, holders of Class B common stock, par value $.01 per share ("Class B Common Stock"), of the Company to receive one transferable subscription right for each share of Class B Common Stock, and holders of Class C common stock, par value $.01 per share ("Class C Common Stock"), of the Company to receive one transferable subscription right for each share of Class C Common Stock, in each case held by them at the close of business on                        , 2004 (the "Record Date").

        As the registered owner of this Rights Certificate, you are entitled to the number of transferable subscription rights ("Class B Rights") shown above. Each whole Class B Right entitles the holder thereof to subscribe for and purchase    shares of Class B Common Stock (the "Basic Subscription Privilege") at a subscription price of $    per share (the "Subscription Price"), pursuant to the Rights Offering. If any shares of Class B Common Stock available for purchase in the Rights Offering are not purchased by the holders of Class B Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any such holder fully exercising its Basic Subscription Privilege may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the "Oversubscription Privilege"), as described in the prospectus (the "Prospectus"), dated                        , 2004.

        Certificates representing shares of Class B Common Stock purchased pursuant to the Rights Offering will be issued by the Company as soon as practicable following the Expiration Time. No fractional shares or cash in lieu thereof will be issued or paid. Instead, the number of shares each rights holder is entitled to acquire will be rounded upward to the nearest whole share. Set forth above are the number of Class B Rights evidenced by this Rights Certificate that you are entitled to exercise and the maximum number of shares of the Class B Common Stock you are entitled to subscribe for and purchase pursuant to your Basic Subscription Privilege.

        FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT (303) 770-4001, ATTN: CORPORATE SECRETARY.

        THIS RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF THE COMPANY. CLASS B RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE, ASSIGN, TRANSFER OR SELL ONLY PART OF THEIR CLASS B RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE, ASSIGN, TRANSFER OR SELL THE REMAINING CLASS B RIGHTS EVIDENCED THEREBY.

        SUBSCRIPTION FOR SHARES: To subscribe for shares of Class B Common Stock pursuant to your Basic Subscription Privilege, please complete lines "A" and "C" and Section 1. To subscribe for shares of Class B Common Stock pursuant to your Oversubscription Privilege, in addition to lines "A" and "C" and Section 1, please complete line "B".

(Complete appropriate lines and sections on reverse side of this Rights Certificate.)

        If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box "D" below, and indicate the address to which the shares of Class B Common Stock should be delivered in Section 1. If you want some or all of your unexercised Class A Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box "E" below and complete Section 2.

        PAYMENT OF SHARES: Full payment for shares of Class B Common Stock subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege payable to the Company must accompany this Rights Certificate. Please send your payment by, and reference your Rights Certificate Number on, your certified check, bank draft or money order or send your payment by wire transfer of immediately available funds to [                        , ABA                        , Denver, Colorado, Account No.                         , UnitedGlobalCom, Inc., F/C                         , Attn:                         , telephone no.                         ].

        If the aggregate Subscription Price paid by you is insufficient to purchase the number of shares of Class B Common Stock that you subscribed for, or if you do not specify the number of shares of Class B Common Stock to be purchased, then you will be deemed to have exercised first your Basic Subscription Privilege and second your Oversubscription Privilege to the fullest extent of the payment rendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares of Class B Common Stock for which you subscribed for, then you will be deemed to have exercised first your Basic Subscription Privilege and second your Oversubscription Privilege to the fullest extent of the excess payment tendered.

RETURN TO: UNITEDGLOBALCOM, INC.

By Mail, Hand or Overnight Courier:

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, CO 80237
Attn: Corporate Secretary

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Basic Subscription Privilege(1)	(No. of Shares)	X	(Subscription Price)	=	$
B.	Oversubscription Privilege(2)	(No. of Shares)	X	(Subscription Price)	=	$	C.	Amount Enclosed:
$
D.	Deliver a certificate representing unexercised Class B Rights to the address in Section 1 ☐	E.	Transfer Class B Rights to the Transferee designated in Section 2 ☐
(1)
May not exceed maximum shares of Class B Common Stock available pursuant to the Basic Subscription Privilege.

(2)
The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is fully exercised.

SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Class B Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Class B Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

Signature of Subscriber(s)

Address for delivery of shares or certificates representing unexercised Class B Rights (if permanent change of address, check here ☐)

Please give your telephone number:

Please give your email address:

IMPORTANT: Signature guarantee by (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Rights Certificate is not registered in your name or you are not an eligible institution:

Signature:
(name of bank or firm)
Guaranteed By:
(signature/title)

SECTION 2: TO TRANSFER RIGHTS (pursuant to line E above): For value received,                         of the Class B Rights represented by this Subscription Certificate are transferred to:

(Print full name of Transferee)

(Print full Address)

(Signature of Transferee)

IMPORTANT: Unless the assignee is a bank or broker, the signature of the assignee must be guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature:
(name of bank or firm)
Guaranteed By:
(signature/title)

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UNITEDGLOBALCOM, INC. RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF CLASS B COMMON STOCK FOR HOLDERS OF RECORD OF CLASS B COMMON STOCK ON , 2004.